Exhibit 99.1

                                                                      [UPG LOGO]

COMPANY CONTACTS:                                INVESTOR RELATIONS:
Universal Power Group, Inc                       Lambert, Edwards & Associates
469.892.1122                                     616.233.0500
Mimi Tan, SVP                                    Jeff Tryka, CFA or Karen Keller
tanm@upgi.com                                    jtryka@lambert-edwards.com

           UNIVERSAL POWER GROUP REPORTS SECOND QUARTER 2011 EARNINGS

CARROLLTON, TEXAS -- AUG. 11, 2011 -- Universal Power Group, Inc. (NYSE Amex:
UPG), a Texas-based distributor and supplier of batteries and related power accessories and a third-party logistics provider, today announced results for the second quarter ended June 30, 2011.

For the second quarter, UPG reported net income of $0.1 million, or $0.02 per diluted share, on net sales of $21.7 million, compared with net income of 0.8 million, or $0.17 per diluted share, on net sales of $28.4 million in the second quarter of 2010.

"Our results for the second quarter reflect a number of challenges that affected our financial results," stated Ian Edmonds, UPG's President and Chief Executive Officer. "Despite these factors, we remain focused on driving growth in all parts of our business, and we are making progress through diversification initiatives, including our recent acquisition of Progressive Technologies."

SECOND QUARTER AND SIX MONTH RESULTS
Net sales for the second quarter fell 23.7 percent, to $21.7 million, from $28.4 million in the second quarter of 2010. Net sales of batteries and related power accessories to customers other than ADT Security Services and its authorized dealers grew 14.1 percent, to $20.2 million in the second quarter of 2011, compared to $17.7 million for the second quarter of 2010.

Net sales to ADT Security Services and its authorized dealers in the second quarter of 2011 were $1.5 million, a decrease of approximately 86.1 percent from $10.7 million in the same quarter of 2010. This decline was due to the integration of Broadview Security, which was acquired by Tyco International in May 2010, into ADT Security Services.

Gross profit decreased to $4.4 million in the quarter, compared with $5.1 million in the second quarter of 2010, due mainly to the lower sales levels. Operating expenses increased to $4.0 million in the second quarter of 2011 from $3.7 million in the second quarter of 2010. The increase in operating expenses included $365,000 in expenses attributable to the acquisition of Progressive Technologies (PTI) on April 20, 2011, including $120,000 in closing costs.

Reflecting the lower sales levels, UPG reported a decrease in operating income, to $0.4 million, from $1.4 million in the prior year. Interest expense decreased by $86,000, to $151,000 from $237,000 in the second quarter of 2010, resulting in pre-tax income of $0.2 million for the second quarter of 2011, down from $1.2 million in the prior year. Net income was $0.1 million, or $0.02 per diluted share, compared to net income of $0.8 million, or $0.17 per diluted share in the prior year's quarter.

For the first six months of 2011, net sales fell 20.5 percent, to $43.3 million, from $54.4 million in the comparable period of 2010. Net sales of batteries, related power accessories and other products to customers other than ADT Security Services and its authorized dealers grew 13.2 percent, to $37.0 million in the first six months of 2011, compared to $32.7 million for the comparable period of 2010. Net sales to ADT Security Services and its authorized dealers in the first six months of 2010 were $6.2 million, a decrease of 71.4 percent from $21.7 million in the same period of 2010.

Lower net sales contributed to lower gross profit of $8.7 million, or 20.1 percent of net sales, compared to $9.5 million, or 17.4 percent of sales for the first six months of 2010. Total operating expenses increased $0.4 million, or
5.6 percent, to $7.5 million from $7.1 million in the prior year. Operating expenses for the first six months of 2011 included $376,000 in PTI acquisition-related expenses.

For the first six months of 2011, UPG reported operating income of $1.2 million and pre-tax income of $0.9 million, compared to operating income of $2.4 million and pre-tax income of $2.0 million in the comparable period of 2010. The decrease in operating income in 2011 was due primarily to decreases in net sales and associated gross profit compared to the prior year. Interest expense for the first six months of 2011 was reduced by approximately $0.1 million due to lower average borrowings reflected by lower inventory levels and lower effective interest rates compared to the prior year. UPG reported net income for the first six months of 2011 of $0.5 million, or $0.10 per diluted share, compared to net income of $1.3 million, or $0.27 per diluted share, in the first six months of 2010.

BALANCE SHEET AND FINANCIAL POSITION
At June 30, 2011 inventory decreased by $3.5 million, to $29.4 million, from $32.9 million at December 31, 2010, despite a $0.6 million increase in inventory from the acquisition of PTI. Accounts receivable increased to $12.3 million, from $10.2 million at the end of 2010. This increase reflects the inclusion of additional accounts receivable from the acquisition of Progressive Technologies, as well as past due payments from a number of customers received after the end of the quarter. Accounts payable increased by $0.2 million, to $7.8 million during the period. Total working capital decreased to $19.7 million, compared to $20.9 million at the end of the prior year.

For the first six months of 2011, UPG generated net cash from operating activities of $2.8 million, compared to net cash from operating activities of $2.1 million during the same period in 2010. The increase in operating cash flow for 2011 reflects decreases in inventory and increases in accrued liabilities, which were offset by lower net income and increases in accounts receivable. UPG ended the quarter with $312,000 in cash and cash equivalents, up from

$215,000 at the end of 2010. The outstanding balance on UPG's line of credit decreased to $16.1 million, compared to $16.3 million at the end of 2010, reflecting the increased cash generated by operations over the period, offset by borrowings used for the acquisition of PTI.

Edmonds concluded: "While our results for the second quarter reflect the challenges of customer concentration, we will continue with our plan to control costs and pursue the growth of our business, with the assurance that we have the strong financial structure necessary to support our efforts."

CONFERENCE CALL INFORMATION
Universal Power Group will host an investor conference call today, Thursday, Aug. 11, 2011 at 11:30 a.m. ET (10:30 a.m. CT) to discuss the Company's financial results for the quarter and six months ended June 30, 2011.

Interested parties may access the conference call by dialing 1.800.260.8140, passcode 49178363. The conference call will also be broadcast live at www.upgi.com and through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson's individual investor portal. Institutional investors can access a webcast of the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.

A replay of the conference call will be made available through Aug. 18, 2011 by calling 1.888.286.8010, passcode 96063143, and an archived webcast will be available at www.upgi.com.

ABOUT UNIVERSAL POWER GROUP, INC.
Universal Power Group, Inc. (NYSE Amex: UPG) is a leading supplier and distributor of batteries and power accessories, and a provider of supply chain and other value-added services. UPG's product offerings include proprietary brands of industrial and consumer batteries of all chemistries, chargers, jump-starters, 12-volt accessories, and solar and security products. UPG's supply chain services include procurement, warehousing, inventory management, distribution, fulfillment and value-added services such as sourcing, battery pack assembly and coordinating battery recycling efforts, as well as product development. For more information, please visit the UPG website at www.upgi.com.

FORWARD-LOOKING STATEMENTS
Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission. Historical financial results are not necessarily indicative of future performance.

                                      ###

                          UNIVERSAL POWER GROUP, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                     ASSETS

                                                                      JUNE 30,      DECEMBER 31,
                                                                       2011            2010
                                                                   -------------   -------------
                                                                    (UNAUDITED)
CURRENT ASSETS
   Cash and cash equivalents                                       $     311,922   $     215,375
   Accounts receivable:
     Trade, net of allowance for doubtful accounts of $642,801
       (unaudited) and $656,989                                       12,290,863      10,189,716
     Other                                                                27,866          25,607
   Inventories - finished goods, net of allowance for
     obsolescence of $1,515,647 (unaudited) and $1,155,852            29,421,058      32,893,837
   Current deferred tax asset                                          1,460,033       1,564,433
   Income tax receivable                                                 617,032              --
   Prepaid expenses and other current assets                           1,291,126       1,237,047
                                                                   -------------   -------------
     Total current assets                                             45,419,900      46,126,015

PROPERTY AND EQUIPMENT
   Logistics and distribution systems                                  1,834,125       1,834,124
   Machinery and equipment                                             1,035,780         991,260
   Furniture and fixtures                                                512,310         467,632
   Leasehold improvements                                                388,586         408,128
   Vehicles                                                              171,492         199,992
                                                                   -------------   -------------
     Total property and equipment                                      3,942,293       3,901,136
   Less accumulated depreciation and amortization                     (2,826,199)     (2,561,314)
                                                                   -------------   -------------
     Net property and equipment                                        1,116,094       1,339,822

GOODWILL                                                               1,386,988              --
INTANGIBLES, net                                                         684,416              --
OTHER ASSETS                                                             127,651         127,018
NON-CURRENT DEFERRED TAX ASSET                                            54,056          17,784
                                                                   -------------   -------------
TOTAL ASSETS                                                       $  48,789,105   $  47,610,639
                                                                   =============   =============

                          UNIVERSAL POWER GROUP, INC.
               CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                      JUNE 30,      DECEMBER 31,
                                                                       2011            2010
                                                                   -------------   -------------
                                                                    (UNAUDITED)
CURRENT LIABILITIES
   Line of credit                                                  $  16,068,126   $  16,323,528
   Accounts payable                                                    7,836,936       7,559,445
   Income taxes payable                                                   23,119          25,588
   Accrued liabilities                                                   710,368         456,418
   Current portion of settlement accrual                                 599,895         733,540
   Current portion of capital lease and note obligations                 487,921          25,906
   Current portion of deferred rent                                        8,759          52,672
                                                                   -------------   -------------
     Total current liabilities                                        25,735,124      25,177,097

LONG-TERM LIABILITIES
   Settlement accrual, less current portion                                   --         241,490
   Capital lease and note obligations, less current portion              286,834          25,183
                                                                   -------------   -------------
     Total long-term liabilities                                         286,834         266,673
                                                                   -------------   -------------

TOTAL LIABILITIES                                                     26,021,958      25,443,770

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
   Common stock - $0.01 par value, 50,000,000 shares
     authorized, 5,020,000 shares issued and outstanding                  50,200          50,200
   Additional paid-in capital                                         16,089,929      16,075,771
   Retained earnings                                                   6,733,358       6,205,127
   Accumulated other comprehensive loss                                 (106,340)       (164,229)
                                                                   -------------   -------------
     Total shareholders' equity                                       22,767,149      22,166,869
                                                                   -------------   -------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                         $  48,789,105   $  47,610,639
                                                                   =============   =============

                          UNIVERSAL POWER GROUP, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                    THREE MONTHS ENDED JUNE 30,      SIX MONTHS ENDED JUNE 30,
                                   -----------------------------   -----------------------------
                                        2011            2010            2011            2010
                                   -------------   -----------------------------   -------------
Net sales                          $  21,665,287   $  28,393,923   $  43,251,928   $  54,428,718
Cost of sales                         17,275,315      23,333,195      34,553,505      44,935,023
                                   -------------   -------------   -------------   -------------
Gross profit                           4,389,972       5,060,728       8,698,423       9,493,695

Operating expenses                     3,992,061       3,657,219       7,527,745       7,130,494
                                   -------------   -------------   -------------   -------------

Operating income                         397,911       1,403,509       1,170,678       2,363,201

Interest expense                        (150,798)       (236,936)      (291,860)        (398,296)
                                   -------------   -------------   -------------   -------------

Income before provision for
   income taxes                          247,113       1,166,573         878,818       1,964,905
Provision for income taxes              (121,559)       (323,044)       (350,587)       (615,667)
                                   -------------   -------------   -------------   -------------
Net income                         $     125,554   $     843,529   $     528,231   $   1,349,238
                                   =============   =============   =============   =============
Net income per share
     Basic                         $        0.03   $        0.17   $        0.11   $        0.27
     Diluted                       $        0.02   $        0.17   $        0.10   $        0.27
Weighted average shares
   outstanding
     Basic                             5,020,000       5,000,000       5,020,000       5,000,000
     Diluted                           5,029,463       5,008,976       5,037,020       5,008,976

                          UNIVERSAL POWER GROUP, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                    SIX MONTHS ENDED JUNE 30,
                                                                 -------------------------------
                                                                      2011             2010
                                                                 --------------   --------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                       $      528,231   $    1,349,238
Items not requiring (providing) cash, net of effect of
   acquisition:
   Depreciation and amortization                                        374,586          381,965
   Provision for bad debts                                               93,753          168,341
   Provision for obsolete inventory                                     360,000          420,000
   Deferred income taxes                                                 68,128           49,718
   Gain on disposal of property                                         (1,500)           (2,000)
   Stock-based compensation                                              14,158           31,610
Changes in operating assets and liabilities
   Accounts receivable - trade                                       (1,553,933)        (983,304)
   Accounts receivable - other                                           (1,348)        (278,541)
   Inventories                                                        3,745,623        3,387,683
   Income taxes receivable/payable                                     (642,620)        (698,654)
   Prepaid expenses and other assets                                    (32,058)         (20,818)
   Accounts payable                                                     (40,181)      (1,629,551)
   Accrued liabilities                                                  334,958          497,429
   Settlement accrual                                                  (375,135)        (479,709)
   Deferred rent                                                        (43,913)         (45,933)
                                                                 --------------   --------------
Net cash provided by operating activities                             2,828,750        2,147,474

CASH FLOWS FROM INVESTING ACTIVITIES
   Net cash paid in Progressive Technologies, Inc.
     acquisition                                                     (2,267,601)              --
   Purchase of property and equipment                                        --          (34,889)
   Proceeds from sales of equipment                                       1,500            2,000
                                                                 --------------   --------------
Net cash used in investing activities                                (2,266,101)         (32,889)

CASH FLOWS FROM FINANCING ACTIVITIES
   Net activity on line of credit                                      (255,402)      (3,484,595)
   Payments on capital lease and note obligations                      (210,700)         (27,188)
                                                                 --------------   --------------
Net cash used in financing activities                                  (466,102)      (3,511,783)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                     96,547       (1,397,198)
Cash and cash equivalents at beginning of period                        215,375        2,059,475
                                                                 --------------   --------------
Cash and cash equivalents at end of period                       $      311,922   $      662,277
                                                                 ==============   ==============

SUPPLEMENTAL DISCLOSURES
Income taxes paid                                                $      954,383   $    1,579,341
                                                                 ==============   ==============
Interest paid                                                    $      225,128   $      197,061
                                                                 ==============   ==============